UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 7, 2011

DOLBY LABORATORIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32431	90-0199783
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Potrero Avenue

San Francisco, CA 94103-4813

(Address of principal executive offices) (Zip Code)

(415) 558-0200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

Dolby Laboratories, Inc. (the “Company”) is filing this Amendment No. 1 on Form 8–K/A to the Company’s Current Report on Form 8–K dated November 7, 2011, which was filed on November 14, 2011, in order to reflect an updated target bonus for an executive officer.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Approval of 2012 Dolby Executive Annual Incentive Plan

On November 7, 2011, the Compensation Committee (the “Committee”) of the Board of Directors of the Company adopted an executive cash bonus plan for fiscal 2012, entitled the 2012 Dolby Executive Annual Incentive Plan (the “Executive Plan”). A copy of the Executive Plan is filed with this report as Exhibit 99.1 and is incorporated herein by reference.

Only Company executive officers and other officers of the Company who are selected by the Committee are eligible to receive bonuses pursuant to the Executive Plan. Individual target bonuses are based on a percentage of each executive officer’s base salary. For fiscal 2012, the Committee set the following target bonuses:

•	Company’s principal executive — 100% of his base salary,

•	Executive Vice President, Sales and Marketing — 85% of his base salary, and

•	Each other executive officer — 65% of his respective base salary.

The actual bonus amount payable to our principal executive officer will be determined by multiplying his base salary by his target bonus percentage, but the actual bonus amount may be less than, or exceed, his target bonus, depending on the extent to which the Company meets certain non-GAAP operating income and revenue goals during fiscal 2012.

The actual bonuses for all other participating executive officers will be determined by multiplying base salary by the applicable target bonus percentage and then adjusting such number based on (i) the extent to which the Company meets the non-GAAP operating income and revenue goals and (ii) such other criteria as the Committee, with input from the principal executive officer, in its sole and absolute discretion, determines are appropriate to calculate and determine such final bonus amount for any such executive officer. As a result, the actual bonus amount paid to any such executive officer may be less than, or exceed, the executive officer’s target bonus.

Executive Plan funding is capped at 200% of target funding. If Executive Plan funding equals or exceeds 150% of target funding and the payout to any participating executive officer exceeds 125% of such executive officer’s target bonus payout, then 125% of such executive officer’s target bonus payout will be paid in cash and any amount in excess of 125% of such executive officer’s target bonus payout will be satisfied by the grant of restricted stock units. The number of restricted stock units that will be granted to each participating executive officer will be determined by dividing the excess cash amount for each such executive officer by the closing price of a share of Company Class A common stock on the bonus payment date (rounding down to the nearest whole share). One hundred percent of the shares subject to the restricted stock units will vest on the one year anniversary of the date of grant. The restricted stock units will be subject to the Company’s standard form of restricted stock unit agreement.

No actual bonus payment to any executive officer may exceed the limitation set forth in the Company’s 2005 Stock Plan. An executive officer may only be paid a bonus under the Executive Plan if the Committee has certified that the non-GAAP operating income and revenue goals have been met.

ITEM 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	2012 Dolby Executive Annual Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOLBY LABORATORIES, INC.

By:	/s/ Andy Sherman
Andy Sherman
Executive Vice President, General Counsel and Secretary

Date: December 5, 2011

EXHIBIT INDEX

Exhibit No.	Description

99.1	2012 Dolby Executive Annual Incentive Plan